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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Equity Incentive Plan, 2000 Equity Incentive Plan, 2000 Non-Employee Directors' Stock Option Plan and 2000 Employee Stock Purchase Plan of InterMune Pharmaceuticals, Inc. of our report dated January 28, 2000, except for the last paragraph in Note 6 to the financial statements regarding deferred compensation and the paragraphs in Note 12 to the financial statements regarding stock option grants and stock plans as to which the date is February 29, 2000, with respect to the financial statements of InterMune Pharmaceuticals, Inc. included in InterMune Pharmaceuticals, Inc.'s Registration Statement (Form S-1 No. 333-96029), and related prospectus of InterMune Pharmaceuticals, Inc., filed with the Securities and Exchange Commission.



Palo Alto, California
April 7, 2000